UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: August 14, 2018

Mansfield-Martin Exploration Mining, Inc.
(Exact name of small business issuer as specified in its charter)

Commission File Number: 000-54770

Nevada	45-0704149
(State of incorporation)	(IRS Employer ID Number)

1137 Highway 80 East, PO Box 1218,Tombstone AZ	86638
(Address of principal executive offices)	(Zip Code)

(520) 457-8404
(Registrant’s telephone number)

Check the appropriate box below if the Form 8!K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)

[ ]	Soliciting material pursuant to Rule 14a!12 under the Exchange Act (17 CFR 240.14a!12)

[ ]	Pre!commencement communications pursuant to Rule 14d!2(b) under the Exchange Act (17 CFR 240.14d!2(b))

[ ]	Pre!commencement communications pursuant to Rule 13e!4(c) under the Exchange Act (17 CFR 240.13e!4(c))

Item 4.01 - Changes in Registrant’s Certifying Accountant.

1. Engagement of a New Independent Registered Public Accounting Firm.

On August 14, 2018, the Board of Directors of Mansfield-Martin Exploration Mining, Inc. (MMEM or Company) approved the engagement of BR Borgers CPA PC (Borgers) of Lakewood, Colorado as the Company’s new independent registered accounting firm to audit the Company’s financial statements for the fiscal year ended December 31, 2017.

During the fiscal years ended December 31, 2017 or 2016, and the subsequent interim period through August 14, 2018, neither the Company nor anyone on its behalf consulted with Borgers regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that Borgers concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” (as that term is defined in Item 304(a)(1)(iv) of Regulation S‑K) or a “reportable event” (as that term is described in Item 304(a)(1)(v) of Regulation S‑K).

Item 9.01. - Financial Statements and Exhibits.

(d) Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Mansfield-Martin Exploration Mining, Inc.

Dated: August 17, 2018	By: /s/ J. T. Bauska
J. T. Bauska
President, Chairman and
Chief Executive Officer

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